UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 31, 2012

Acorda Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50513	13-3831168
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

	15 Skyline Drive, Hawthorne, NY	10532
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 347-4300

Not Applicable
Former name or former address, if changed since last report

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On May 31, 2012, Acorda Therapeutics, Inc. (“Acorda”) issued a press release announcing that it will present research at the 4th Collaborative Meeting of the Consortium of Multiple Sclerosis Centers (CMSC) and Americas Committee for Treatment and Research in Multiple Sclerosis (ACTRIMS) that examines the impact of walking impairment on different aspects of the lives of people with multiple sclerosis (MS), as well as the use of AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg in the United States.  The six company-sponsored posters will be presented on Friday, June 1 at the CMSC/ACTRIMS meeting, being held in San Diego, CA.  Acorda-sponsored research being presented at the CMSC/ACTRIMS meetings includes:

•	Sustained-Release Fampridine and Mobility in Multiple Sclerosis: Beyond the Timed 25-Foot Walk Test: A Case Series – Poster SX04
•	Walking Speed and Health-Related Quality of Life in Multiple Sclerosis – Poster SX06
•	Clinical Importance of Accelerometer Output in Multiple Sclerosis – Poster DX 67
•	Demographic Assessment of Dalfampridine Extended Release Tablets Usage – Poster SX16
•	Patient or Caregiver Knowledge of Dalfampridine Safety and Use Information – Poster SX17
•	Prescriber Utilization Study of Dalfampridine Extended Release Tablets – Poster SX18

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated by reference into this Item.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated May 31, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

May 31, 2012	By:	/s/ David Lawrence
Name: David Lawrence
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated May 31, 2012